Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

BARCLAYS BANK DELAWARE

BARCLAYS DRYROCK ISSUANCE TRUST

In connection with the Annual Report on Form 10-K of Barclays Dryrock Issuance Trust for the fiscal year ending December 31, 2015 (the “Report”), the undersigned, a duly authorized officer of Barclays Bank Delaware (the “Servicer”), does hereby certify and represent that:

1. A review of the activities and performance of the Servicer under the Amended and Restated Servicing Agreement dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Barclays Dryrock Funding LLC, the Servicer, Barclays Dryrock Issuance Trust and U.S. Bank National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 30th of March 2016.

BARCLAYS BANK DELAWARE

By:	/s/ Michael Stern__________________________
Name: Michael Stern Title: Chief Financial Officer